Contacts:	Investors	Company
	Lippert/Heilshorn & Associates, Inc.	PhotoMedex, Inc.
	Kim Sutton Golodetz, 212-838-3777	Dennis McGrath, CFO
	kgolodetz@lhai.com	215-619-3287
	Bruce Voss, 310-691-7100	info@photomedex.com
Bvoss@lhai.com

PHOTOMEDEX REPORTS 2008 FOURTH QUARTER AND FULL YEAR RESULTS

Appoints John M. Glazer to Board of Directors
Conference Call Begins at 4:30 p.m. Eastern Time Today

MONTGOMERYVILLE, Pa. (March 19, 2009) – PhotoMedex, Inc. (NASDAQ: PHMD) today reported financial results for the three and 12 months ended December 31, 2008.  Financial highlights of the 2008 fourth quarter and year include:

•
Revenues for the year increased 12% to $34,770,292 from the prior year, and for the quarter decreased 13% to $8,252,552 from the third quarter.  These amounts do not include revenues from the Surgical Services Segment, which was sold in August 2008 and classified as a discontinued operation.

•	XTRAC® domestic revenue for the year increased 36% to $12,419,972 from the prior year, and for the quarter increased 29% to $3,873,389 from the third quarter.
•	XTRAC domestic procedure revenue for the year increased 22% to $8,500,452 from the prior year, and for the quarter increased 34% to $2,629,649 from the third quarter.
•	International Dermatology Equipment revenue for the year increased 16% to $3,782,456 from the prior year, and for the quarter decreased 25% to $819,425 from the third quarter.
•	Skin Care revenue for the year decreased 5% to $12,829,816 from the prior year, and for the quarter decreased 31% to $2,502,627 from the third quarter.
•	Surgical Products revenue for the year increased 11% to $5,738,048 from the prior year, and for the quarter decreased 1% to $1,057,111 from the third quarter.
•
As a result of the required annual impairment tests, the Company incurred a non-cash charge in the fourth quarter of $934,612 related to the impairment of previously recorded intangibles in accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”).

•
As a result of the required adoption of Statement of Financial Accounting Standards No. 141(R), Business Combinations the Company incurred a charge of $1,532,798 in the fourth quarter for previously recorded Acquisition Deal Costs in connection with the recent purchase of Photo Therapeutics.

“Financial results for the quarter and the year reflect solid growth in our core domestic XTRAC business, with double-digit revenue gains from the third quarter to the fourth.  We placed 57 XTRACs during the fourth quarter.  We also sold 27 XTRACs including 21 to existing customers, and removed 15 systems from underperforming practices.  Sales in our Skin Care segment declined on a sequential-quarter basis, as these products are more dependent on the macroeconomic environment whereas XTRAC is a reimbursed medical procedure,” said Jeff O’Donnell, President and CEO of PhotoMedex, Inc.

“Among the recent highlights are our acquisition of Photo Therapeutics, which we closed at the end of February, and our partnership with Perseus L.L.C.  With these two events we have broadened our product offering and strengthened our balance sheet,” he added.  “As a result of the Omnilux® Clear-U™ OTC product and the new acne kit products sold by Photo Therapeutics, we will be entering the largest market segment within dermatology, the treatment of acne.  The Photo Therapeutic kits are pre-packaged products targeting specific treatment regimens.  We recently launched four such kits: an acne kit, an anti-aging kit, an eye system kit and a post-XTRAC skincare kit.”

In connection with the acquisition, John M. Glazer (age 44) was appointed to the Board of Directors in February 2009.  He is a Managing Director of Perseus, L.L.C. (“Perseus”) and serves as its designee on the PhotoMedex Board in connection with the investment in the Company by and affiliate of Perseus.  Mr. Glazer joined Perseus in 2006 after nine years with CSFB Private Equity, the direct private equity investment division of Credit Suisse First Boston.  He received a B.A. from Harvard College and a J.D. from Stanford Law School.

Mr. Glazer stated, “Perseus looks forward to working with PhotoMedex to pursue its growth strategy and create shareholder value.  With the acquisition of Photo Therapeutics and the continued success of its XTRAC excimer laser and ProCyte cosmeceuticals businesses, PhotoMedex has the potential to emerge as one of the leading companies in the dermatology sector.”

Richard J. DePiano, PhotoMedex Board Chairman, said, “We welcome John Glazer to the Board.  John is a great addition and his experience will no doubt help build PhotoMedex into a very strong healthcare company.  John will be filling Tony Dimun’s seat on the Board, who has tendered his resignation.  Tony brought a keen sense of finance, accounting and strategic planning to PhotoMedex, as well as considerable medical device experience.  We are indebted to him for his years of service to our Company.”

"It has been a pleasure to serve on the Board of PhotoMedex.  I am leaving the Board so that I may pursue other business opportunities. I wish management and the Board every future success in the implementation of their growth strategies," commented Tony Dimun.

With these changes, the Company has seven Directors, including six independent Directors.

Reported Financial Results

Revenues for the fourth quarter of 2008 were $8,252,552, compared with revenues for the fourth quarter of 2007 of $9,504,811, a decrease of 13.2%.  The Surgical Services business segment was sold in August of 2008.  Consequently, revenues of $1,939,646 previously recorded in the fourth quarter of 2007 are not included above and are now classified as discontinued operations.

The net loss for the fourth quarter of 2008 was $5,354,237 or $0.59 per share (adjusting for the 1-for-7 reverse stock split on January 26, 2009), compared with a net loss for the fourth quarter of 2007 of $982,035 or $0.11 per share (adjusting for the 1-for-7 reverse stock split on January 26, 2009).  The 2008 fourth quarter net loss included non-cash charges of $1,401,738 including stock-based compensation expense of $307,838 and depreciation and amortization of $1,093,900.  In addition, the fourth quarter loss included a non-cash charge of $934,612 for the impairment of certain intangibles in accordance with SFAS 144 and a charge of $1,532,798 for previously recorded acquisition costs as required by the adoption of SFAS 141(R).  The 2007 fourth quarter net loss included non-cash and refinance charges in the amount of $1,948,695, including stock-based compensation expense of $247,730, depreciation and amortization of $1,259,009 and refinance charges of $441,956.  There were no impairment charges or acquisition expenses incurred in the fourth quarter of 2007.

Revenues for the year ended December 31, 2008 were $34,770,292, compared with revenues for the year ended December 31, 2007 of $31,046,443, an increase of 12.0%.  Revenues from the Surgical Services segment in the amount of $4,398,047 for 2008 (sold August 4, 2008) and $7,667,174 for 2007 are not included above as a result of being reclassified to discontinued operations.

The net loss for 2008 was $11,290,907 or $1.25 per share (adjusting for the 1-for-7 reverse stock split on January 26, 2009), compared with a net loss for 2007 of $6,354,246, or $0.70 per share (adjusting for the 1-for-7 reverse stock split on January 26, 2009).  The 2008 net loss included non-cash charges of $5,937,576, including stock-based compensation expense of $1,395,538 and depreciation and amortization of $4,542,038.  In addition, the 2008 net loss included a non-cash charge of $934,612 for the impairment of certain intangibles in accordance with SFAS 144 and a charge of $1,532,798 for previously recorded acquisition costs as required by the adoption of SFAS 141(R).   The 2007 net loss included non-cash and refinance charges in the amount of $6,266,915 including stock-based compensation expense of $1,444,880, depreciation and amortization of $4,822,035 and refinance charges of $441,956.  There were no impairment charges or acquisition expenses incurred in 2007.

As of December 31, 2008, the Company had cash and cash equivalents of $3,736,607 including restricted cash of $78,000.  After the payment of approximately $2 million of transaction expenses associated with the acquisition and Perseus investment, the Company will have approximately $3 million remaining for use as working capital.

A reconciliation of non-GAAP financial measures to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures is included below.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted net loss and non-GAAP adjusted loss per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative information due to the adoption of the accounting standards SFAS 123R and SFAS 141R and the impact of SFAS 144.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures that exclude stock-based compensation expense enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

PHOTOMEDEX, INC.

(Unaudited)

	Three Months Ended December, 31		Year Ended December, 31
	2008	2007	2008	2007

Net Loss (as reported)	$(5,354,237)	$(982,035)	$(11,290,907)	$(6,354,246)

Adjustments:
Loss on sale of discontinued operations	34,016	-	448,675	-
Stock-based compensation expense	307,838	247,730	1,395,538	1,444,880
Depreciation and amortization expense	1,093,900	1,259,009	4,542,038	4,822,035
Impairment on intangibles and other long-lived assets	934,612	-	934,612	-
Pending acquisition expenses	1,532,798	-	1,532,798	-
Refinancing charge	-	441,956		441,956
Interest expense, net	271,578	149,542	1,032,597	529,489

Total adjustments	4,174,742	2,098,237	9,886,258	7,238,360
Non-GAAP adjusted income (loss)	$(1,179,495)	$1,116,202	$(1,404,649)	$884,114

Shares used in computing basic and diluted net loss per share (1)	9,004,601	9,004,601	9,004,601	8,972,905

Non-GAAP adjusted income (loss) per share (1)	$(0.13)	$0.12	$(0.16)	$0.10

(1) Share amounts and basic and diluted net loss per share amounts shown on the consolidated statements of operations have been adjusted to reflect the reverse stock split of 1-for-7 effective January 26, 2009.

Management Commentary

“We are building a world-class distribution channel to take advantage of economies of scale, and also allowing us to further strengthen our dermatology platform with licensing opportunities and potential accretive acquisitions.  In order to best capitalize on the dermatology market, we have committed to the strengthening and enhancement of our sales and marketing infrastructure.  Since 2008 we have expanded our XTRAC sales and clinical specialists’ organizations by 15 people,” said Mr. O’Donnell.  “Importantly, during the year several additional policies were adopted by major Blue Cross and Blue Shield plans for XTRAC for the treatment of mild-to-moderate psoriasis.  These decisions now bring the number of covered lives to more than 95% of the insured population in the U.S.  Several of the policies allow for treatment of severe psoriasis as first-tier therapy.”

He added, “We are pleased with our product development and commercialization accomplishments during 2008 and early 2009.  We developed and launched Neova Advanced Essential Lash™ to replace a licensed product and settle patent litigation with Allergan, and launched the new skin brightener Neova® Manganese Skin Brightening Serum and a new skin peel.  Also, we obtained FDA clearance for our Diode Laser for Lipolysis as well as for the XTRAC Velocity™.  We were also ranked number 31 in Deloitte’s Fast 50 Program for Greater Philadelphia, based on revenue growth from 2003 to 2007.

“PhotoMedex had a strong showing at the annual conference of the American Academy of Dermatology (“AAD”) in San Francisco earlier this month, the industry’s largest trade show of the year.  We launched several new products, including our own eye therapy product Neova Essential Lash, and our four new skin care product kits, which represents a bundling of products used in a regimen to produce favorable clinical results.  We currently have an acne kit, an anti-aging kit, an eye system kit and a post-XTRAC skincare kit, each of which was well received.

“We also were very pleased with the reception to our newest XTRAC product, the Velocity, a faster, more powerful solution for psoriasis that will allow larger plaque surfaces to be effectively and economically treated for the first time.  Furthermore, the ability to showcase the Photo Therapeutics products alongside the PhotoMedex dermatology offerings provided a compelling statement to our physician partners as doctors and patients alike seek more effective alternatives to under-served skin diseases and aesthetics outcomes.

“Consistent with our past experiences, the 2009 conference provided us with an abundant number of physician leads and we are currently in the process of following up with them.  We were very pleased with the excitement and interest created at the conference by the key opinion leader physicians who made podium presentations on their clinical results with the XTRAC laser system,” commented Mr. O’Donnell.

Conference Call

PhotoMedex will hold a conference call to discuss the Company's fourth quarter and full year 2008 results and answer questions today, March 19, 2009 beginning at 4:30 p.m. Eastern time.

To participate in the conference call, dial 866-288-0541 (and confirmation code # 6149844) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Thursday, March 19, from 7:30 p.m. ET until midnight on Thursday, April 2, 2009 by dialing 888-203-1112 and using confirmation code # 6149844.

The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About PhotoMedex

PhotoMedex offers a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics and other surgical specialties. PhotoMedex is a leader in the development, manufacturing and marketing of medical laser products and services. PhotoMedex also develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market.  ProCyte brands include Neova(R), Ti-Silc(R), VitalCopper(R), Simple Solutions(R) and AquaSante(R).  In addition, as a result of the recent acquisition of Photo Therapeutics, PhotoMedex now researches, develops and manufactures non-laser light devices for the treatment of clinical and aesthetic dermatological conditions and adds the Omnilux® products to its arsenal.  The Omnilux® products incorporate a new technology based on narrowband Light Emitting Diodes (LEDs) to treat a wide range of dermatological conditions including acne, photodamage, skin rejuvenation, psoriasis, post-surgery wound healing and non-melanoma skin cancer.

SAFE HARBOR STATEMENT

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expenses and revenues and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including continued increase in XTRAC procedures performed, difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results.  In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved. For further details and a discussion of these and other risks and uncertainties, please see our Annual Report on From 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the quarterly period ended June 30, 2007, which are on file with the SEC.  We undertake no obligation to publicly update any forward- looking statement, either as a result of new information, future events or otherwise.

-- Financial Statements Follow --

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

		Three Months Ended December 31,			Year Ended December 31,
		2008	2007		2008	2007

Revenues		$8,252,552	$9,504,811		$34,770,292	$31,046,443

Cost of Sales		4,772,529	3,803,524		16,995,317	13,581,626
Gross profit		3,480,023	5,701,287		17,774,975	17,464,817

Operating expenses:
Selling, general and administrative		8,337,502	5,850,955		26,797,107	22,279,534
Research and development and engineering		191,947	195,472		1,073,215	799,108
		8,529,449	6,046,427		27,870,322	23,078,642
Loss from continuing operations before
refinancing charge and interest expense, net		(5,049,426)	(345,140)		(10,095,347)	(5,613,825)

Refinancing charge		-	(441,956)		-	(441,956)
Interest expense, net		(271,578)	(149,542)		(1,032,597)	(529,489)

Loss from continuing operations		(5,321,004)	(936,638)		(11,127,944)	(6,585,270)

Discontinued operations:
Income from discontinued operations		783	(45,397)		285,712	231,024
Sale of discontinued operations		(34,016)	-		(448,675)	-

Net loss	[1]	(5,354,237)	$(982,035)	[1]	(11,290,907)	$(6,354,246)

Basic and diluted net loss per share (A):
Continuing operations		$(0.59)	$(0.10)		$(1.23)	$(0.73)
Discontinued operations		(0.00)	(0.01)		(0.02)	0.03
		$(0.59)	$(0.11)		$(1.25)	$(0.70)

Shares used in computing basic and diluted
net loss per share (A)		9,004,601	9,004,601		9,004,601	8,972,905

[1] Includes: Depreciation and Amortization;		1,093,900	1,259,009		4,542,038	4,822,035
[1] Share-based compensation expense		307,838	247,730		1,395,538	1,444,880
[1] Impairment charge		934,612	-		934,612	-
[1] Acquisition costs		1,395,538	-		1,395,538	-

A) Share amounts and basic and diluted net loss per share amounts shown on the consolidated statements of operations have been adjusted to reflect the reverse stock split of 1-for-7 effective January 26, 2009.

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$3,736,607	$9,954,303
Accounts receivable, net	5,421,688	5,797,620
Inventories	6,974,194	6,980,180
Other current assets	322,549	508,384
Property and equipment, net	10,388,406	8,024,461
Other assets, principally intangibles	19,870,825	21,381,727
Assets held for sale	-	4,040,028
Total Assets	$46,714,269	$56,686,703

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$7,113,393	$5,671,348
Other current liabilities	1,241,202	886,619
Bank and Lease Notes Payable	8,677,247	10,595,306
Stockholders' equity	29,682,427	39,533,430
Total Liabilities and Stockholders' Equity	$46,714,269	$56,686,703

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Cash Flows From Operating Activities:
Net loss	$(5,354,237)	$(982,035)	$(11,290,907)	$(6,354,246)
Adjustments to reconcile net loss to net cash used in operating activities-continuing operations:
Depreciation and amortization	1,093,900	1,007,250	4,172,436	4,822,035
Loss on sale of discontinued operations	34,016	-	448,675	-
Loss on disposal of property and equipment	4,658	-	4,658	-
Refinancing charge	-	441,956	-	441,956
Impairment on intangible and other assets	934,611	-	934,611
Stock-based compensation expense related to employee options and restricted stock	307,838	247,730	1,395,538	1,444,880
Provision for bad debts	48,507	-	137,766	92,892
Changes in operating assets and liabilities, net of effects from discontinued operations:
(Increase) decrease in:
Accounts Receivables	1,251,799	(926,627)	238,166	(1,836,091)
Inventories	190,544	147,834	(63,946)	(460,564)
Prepaid expenses and other assets	289,919	168,918	932,306	818,555
Increase (decrease) in:
Accounts payable & other accrued expenses	342,309	47,406	1,665,985	242,163
Deferred revenues	(342,273)	(442,073)	130,643	35,857

Net cash used in operating activities - continuing operations	(1,198,409)	(289,641)	(1,294,070)	(1,739,728)
Net cash (used in) provided by operating activities - discontinued operations	(181,490)	155,543	584,838	761,741
Net cash used in operating activities	(1,379,899)	(134,098)	(709,232)	(977,987)

Cash Flows From Investing Activities:
Net cash (used in) investing activities - continuing
operations	(70,529)	(1,033,245)	(2,766,153)	(4,301,624)
Net cash used in investing activities - discontinued
operations	-	(14,871)	(68,462)	(271,864)
Net cash (used in) investing activities	(70,529)	(1,048,116)	(2,834,615)	(4,573,488)

Cash Flows From Financing Activities:
Net cash (used in) provided by financing activities -
continuing operations	(1,621,758)	2,860,044	(2,634,849)	2,659,036
Net cash used in financing activities - discontinued
operations	-	-	-	-
Net cash (used in) provided by financing activities	(1,621,758)	2,860,044	(2,634,849)	2,659,036

Net (decrease) increase in cash and cash equivalents	(3,072,186)	1,677,830	(6,178,696)	(2,892,439)

Cash, Beginning of Period	6,730,793	8,159,473	9,837,303	12,729,742

Cash, End of Period	3,658,607	9,837,303	3,658,607	9,837,303

Restricted Cash	78,000	117,000	78,000	117,000

TOTAL	$3,736,607	$9,954,303	$3,736,607	$9,954,303

The following tables reflect unaudited results of operations for our business segments for the periods indicated below:

	Three Months Ended December 31, 2008
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$3,873,389	$819,425	$2,502,627	$1,057,111	$8,252,552
Costs of revenues	2,180,142	377,917	1,002,135	1,212,335	4,772,529
Gross profit	1,693,247	441,508	1,500,492	(155,224)	3,480,023
Gross profit %	43.7%	53.9%	60.0%	(14.7%)	42.2%

Allocated operating expenses:
Selling, general and administrative	2,151,928	(125,013)	1,991,567	93,010	4,111,492
Engineering and product development	-	-	99,732	92,215	191,947

Unallocated operating expenses	-	-	-	-	4,226,010
	2,151,928	(125,013)	2,091,299	185,225	8,529,449
Income (loss) from operations	(458,681)	566,521	(590,807)	(340,449)	(5,049,426)

Interest expense, net	-	-	-	-	(271,578)

(Loss) income from continuing operations	(458,681)	566,521	(590,807)	(340,449)	(5,321,004)

Discontinued operations:
Income from discontinued operations	-	-	-	-	783
Sale of discontinued operations	-	-	-	-	(34,016)

Net (loss) income	$(458,681)	$566,521	$(509,807)	$(340,449)	$(5,354,237)

	Three Months Ended December 31, 2007
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$3,093,857	$1,139,292	$3,825,661	$1,446,001	$9,504,811
Costs of revenues	1,270,281	594,279	1,276,868	662,096	3,803,524
Gross profit	1,823,576	545,013	2,548,793	783,905	5,701,287
Gross profit %	58.9%	47.8%	66.6%	54.2%	60.0%

Allocated operating expenses:
Selling, general and administrative	1,699,979	78,655	1,721,894	101,895	3,602,423
Engineering and product development	-	-	97,141	98,331	195,472

Unallocated operating expenses	-	-	-	-	2,248,532
	1,699,979	78,655	1,819,035	200,226	6,046,427
Income (loss) from operations	123,597	466,358	729,758	583,679	(345,140)

Refinancing charge	-	-	-	-	(441,956)
Interest expense, net	-	-	-	-	(149,542)

(Loss) income from continuing operations	123,597	466,358	729,758	583,679	(936,638)

Discontinued operations:
Income from discontinued operations	-	-	-	-	(45,397)
Sale of discontinued operations	-	-	-	-	-

Net (loss) income	$123,597	$466,358	$729,758	$583,679	$(982,035)

	Year Ended December 31, 2008
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$12,419,972	$3,782,456	$12,829,816	$5,738,048	$34,770,292
Costs of revenues	6,714,786	1,871,470	4,431,545	3,977,516	16,995,317
Gross profit	5,705,186	1,910,986	8,398,271	1,760,532	17,774,975
Gross profit %	45.9%	50.5%	65.5%	30.7%	51.1%

Allocated operating expenses:
Selling, general and administrative	8,141,717	248,262	6,883,466	377,489	15,650,834
Engineering and product development	168,214	20,790	461,702	422,509	1,073,215

Unallocated operating expenses	-	-	-	-	11,146,173
	8,309,931	269,052	7,345,168	799,998	27,870,322
Income (loss) from operations	(2,604,745)	1,641,934	1,053,103	960,534	(10,095,347)

Interest expense, net	-	-	-	-	(1,032,597)

(Loss) income from continuing operations	(2,604,745)	1,641,934	1,053,103	960,534	(11,127,944)

Discontinued operations:
Income from discontinued operations	-	-	-	-	285,712
Sale of discontinued operations	-	-	-	-	(448,675)

Net (loss) income	$(2,604,745)	$1,641,934	$1,053,103	$960,534	$(11,290,907)

	Year Ended December 31, 2007
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$9,141,857	$3,256,505	$13,471,973	$5,176,108	$31,046,443
Costs of revenues	4,706,947	1,701,102	4,208,287	2,965,290	13,581,626
Gross profit	4,434,910	1,555,403	9,263,686	2,210,818	17,464,817
Gross profit %	48.5%	47.8%	68.8%	42.1%	56.3%

Allocated operating expenses:
Selling, general and administrative	6,189,047	251,318	5,812,185	395,211	12,647,761
Engineering and product development	-	-	391,928	407,180	799,108

Unallocated operating expenses	-	-	-	-	9,631,773
	6,189,047	251,318	6,204,113	802,391	23,078,642
Income (loss) from operations	(1,754,137)	1,304,085	3,059,573	1,408,427	(5,613,825)

Refinancing charge	-	-	-	-	(441,956)
Interest expense, net	-	-	-	-	(529,489)

(Loss) income from continuing operations	(1,754,137)	1,304,085	3,059,573	1,408,427	(6,585,270)

Discontinued operations:
Income from discontinued operations	-	-	-	-	231,024
Sale of discontinued operations	-	-	-	-	-

Net (loss) income	$(1,754,137)	$1,304,085	$3,059,573	$1,408,427	$(6,354,246)

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